Exhibit 99.1

News Release

Contact:	Investors and Analysts: Cameron Hopewell, CCA at (615) 263-3024
Financial Media: Dave Gutierrez, Dresner Corporate Services at (312) 780-7204

CCA AMENDS ITS SENIOR SECURED REVOLVING CREDIT FACILITY

NASHVILLE, Tenn. – July 23, 2015 – CCA (NYSE: CXW) (the “Company” or “Corrections Corporation of America”), announced today that on July 22, 2015, it entered into an amendment (the “Amendment”) of its Amended and Restated Credit Agreement. The Amendment provides for, among other things, an extension of the maturity date from December 2017 to July 2020. In addition, the Amendment, among other things, reduces by 0.25% the applicable margin of base rate and LIBOR rate loans and incorporates a net debt concept for its consolidated secured leverage and consolidated total leverage ratios. The Amendment also increases the aggregate principal amount of the “accordion” feature that provides for uncommitted incremental extensions of credit in the form of increases in the revolving commitments or incremental term loans from $100 million to $350 million, as requested by the Company.

About CCA

CCA, a publicly traded real estate investment trust (REIT), is the nation’s largest owner of partnership correction and detention facilities and one of the largest prison operators in the United States. Following the completion of our previously announced development projects, we will own or control 51 correctional and detention facilities, with a design capacity of approximately

71,000 beds, and manage 11 additional facilities owned by our government partners with a total design capacity of over 14,000 beds, in 18 states and the District of Columbia. CCA specializes in owning, operating and managing prisons and other correctional facilities and providing residential, community re-entry and prisoner transportation services for governmental agencies. In addition to providing fundamental residential services, our facilities offer a variety of rehabilitation and educational programs, including basic education, faith-based services, life skills and employment training and substance abuse treatment. These services are intended to reduce recidivism and to prepare offenders for their successful re-entry into society upon their release.

Forward-Looking Statements

This press release contains statements as to our beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) general economic and market conditions, including the impact governmental budgets can have on our per diem rates, occupancy, and overall utilization; (ii) fluctuations in our operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (iii) our ability to obtain and maintain correctional facility management contracts, including, but not limited to, sufficient governmental appropriations, contract compliance and as a result of inmate disturbances; (iv) changes in the privatization of the corrections and detention industry, the public acceptance of our services, the timing of the opening of and demand for new prison facilities and the commencement of new management

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10 Burton Hills Boulevard, Nashville, Tennessee 37215, Phone: 615-263-3000

CCA Amends its Senior Secured Revolving Credit Facility

contracts; (v) changes in government policy and in legislation and regulation of the corrections and detention industry that affect our business, including but not limited to, California’s continued utilization of out of state private correctional capacity; (vi) our ability to meet and maintain REIT qualification status; and (vii) increases in costs to construct or expand correctional and other facilities that exceed original estimates, or the inability to complete such projects on schedule as a result of various factors, many of which are beyond our control, such as weather, labor conditions and material shortages, resulting in increased construction costs. Other factors that could cause operating and financial results to differ are described in the filings we make from time to time with the Securities and Exchange Commission.

CCA takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services

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